Exhibit 99.1

ELECTRIC MOTORS AND VEHICLES COMPANY

Financial Statements
September 30, 2013 and 2012
(Unaudited)

Financial Statements
December 31, 2013 and 2012
(Audited)

Electric Motors And Vehicles Company
(A Development Stage Company)
Consolidated Balance Sheets

	September 30, 2013	December 31,	December 31,
	(Unaudited)	2012	2011
ASSETS

Current Assets:
Cash and cash equivalents	$163,669	$-	$377
Advances receivable	9,145	-	-
Prepaid expenses			-
Other current assets			-
Total Current Assets	172,814	-	377

Total Assets	$172,814	$-	$377

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$15,000	$15,000	$15,000
Accrued liabilities	1,264	-	-
Accrued stock payable	30,000	-	-
Short term loans	-	500	-
Note payable, current portion, net of debt discount of $16,364 (unaudited)	14,978	-	-
Other current liabilities	-	17	-
Total Current Liabilities	61,242	15,517	15,000

Note payable, net of current portion, net of debt discount of $8,181 (unaudited)	10,527	-	-

Total Liabilities	71,769	15,517	15,000

Commitments and contingencies (Note 5)

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, 100,000,000 shares authorized, 38,527,222 shares (unaudited), 37,502,388 shares and 37,440,722 shares issued and outstanding at September 30, 2013, December 31, 2012 and 2011, respectively	38,527	37,502	37,441
Additional paid in capital	962,855	656,430	637,991
Deficit accumulated during development stage	(900,337)	(709,449)	(690,055)
Total Stockholders' Equity (Deficit)	101,045	(15,517)	(14,623)

Total Liabilities and Stockholders' Equity (Deficit)	$172,814	$-	$377

The accompanying notes are an integral part of these consolidated financial statements.

Electric Motors And Vehicles Company
(A Development Stage Company)
Consolidated Statements of Operations

	For the year ended December 31,		From March 11, 2010 (Inception) to December 31,	For the nine months ended September 30,		From March 11, 2010 (Inception) to September 30,
	2012	2011	2012	2013	2012	2013
				(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Product sales	$-	$-	$277,672	$-	$-	$277,672
Shipping income	-	-	31,050	-	-	31,050
Total Revenues	-	-	308,722	-	-	308,722

Cost of goods sold	-	-	292,175	-	-	292,175

Gross Profit (Loss)	-	-	16,547	-	-	16,547

Operating Expenses
Depreciation	-	999	4,760	-	-	4,760
General and administrative	19,394	148,348	601,588	184,119	19,274	785,707
Total Operating Expenses	19,394	149,347	606,348	184,119	19,274	790,467

Operating loss	(19,394)	(149,347)	(589,801)	(184,119)	(19,274)	(773,920)

Other Income (Expenses)
Interest expense	-	-	-	(6,769)	-	(6,769)
Wrire down of assets	-	(18,648)	(18,648)	-	-	(18,648)
Write-off of investments in LLCs	-	-	(101,000)	-	-	(101,000)
Total Other Income (Expenses)	-	(18,648)	(119,648)	(6,769)	-	(126,417)

Loss from Continuing Operations before Income Taxes	(19,394)	(167,995)	(709,449)	(190,888)	(19,274)	(900,337)

Provision for income tax	-	-	-	-		-

Net loss	$(19,394)	$(167,995)	$(709,449)	$(190,888)	$(19,274)	$(900,337)

Basic and diluted net loss per share	$(0.00)	$(0.00)		$(0.01)	$(0.00)

Weighted average number of shares outstanding	37,488,244	37,172,790		37,738,269	37,483,495

The accompanying notes are an integral part of these consolidated financial statements.

Electric Motors And Vehicles Company
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the year ended December 31,		From March 11, 2010 (Inception) to December 31,	For the nine months ended September 30,		From March 11, 2010 (Inception) to September 30,
	2012	2011	2012	2013	2012	2013
				(Unaudited)	(Unaudited)	(Unaudited)
Cash Fows from Operating Activities:
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(19,394)	$(167,995)	$(709,449)	$(190,888)	$(19,274)	$(900,337)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	-	999	4,760	-	-	4,760
Amortization of debt discount	-	-	-	5,455	-	5,455
Write down of fixed assets	-	18,648	18,648	-	-	18,648
Issuance of founder shares	-	-	35,932	-	-	35,932
Write-off of investment in subsidiaries	-	-	101,000	-	-	101,000
Changes in operating assets and liabilities:
Advances receivable	-	68,578	-	(9,145)	-	(9,145)
Accounts payable	-	(85,375)	15,000	-	-	15,000
Other current liabilities	-	-	-	1,264	-	1,264
Net cash used in operating activities	(19,394)	(165,145)	(534,109)	(193,314)	(19,274)	(727,423)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	-	(23,408)	-	-	(23,408)
Net cash used in investing avtivities	-	-	(23,408)	-	-	(23,408)

Cash Flows from Financing Activities:
Cash proceeds from sale of stock	18,500	163,500	557,000	307,450	18,500	864,450
Cash proceeds from line of credit, net	17	-	17	(17)	-	-
Cash proceeds from short term loan	500	-	500	-	500	500
Cash paid against short term loan	-	-	-	(500)	-	(500)
Cash proceeds from note payable	-	-	-	53,000	-	53,000
Cash payments against note payable	-	-	-	(2,950)	-	(2,950)
Net cash provided by financing activities	19,017	163,500	557,517	356,983	19,000	914,500

Net increase (decrease) in cash and cash equivalents	(377)	(1,645)	-	163,669	(274)	163,669

Cash and cash equivalents, beginning of the period	377	2,022	-	-	377	-

Cash and cash equivalents, end of the period	-	377	-	163,669	103	163,669

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$1,314	$-	$1,314

Supplemental disclosures of non-cash investing and financing activities:
Allocation portion of proceeds from stockholder note payable to value of stock to be issued recorded as accrued stock payable and debt discount	$-	$-	$-	$30,000	$-	$30,000

Issuance of common stock for investment in subsidiaries	$-	$-	$101,000	$-	$-	$101,000

The accompanying notes are an integral part of these consolidated financial statements.

Electric Motors And Vehicles Company
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)
From March 11, 2010 (Inception) to September 30, 2013

	Common Shares		Additional Paid in	Deficit Accumulated During Development
	Number	Par Value	Capital	Stage	Total

Balance - March 11, 2010	-	$-	$-	$-	$-
Issuance of shares to founders	35,932,055	35,932	-	-	35,932
Common shares sold at $0.50 per share	750,000	750	374,250	-	375,000
Common shares issued for acquisition of subsidiaries	202,000	202	100,798	-	101,000
Net loss	-	-	-	(522,060)	(522,060)
Balance - December 31, 2010	36,884,055	36,884	475,048	(522,060)	(10,128)
Common shares sold at $0.50 per share	20,000	20	9,980	-	10,000
Common shares sold at $0.30 per share	461,667	462	138,038	-	138,500
Common shares sold at $0.20 per share	75,000	75	14,925	-	15,000
Net loss	-	-	-	(167,995)	(167,995)
Balance - December 31, 2011	37,440,722	37,441	637,991	(690,055)	(14,623)
Common shares sold at $0.30 per share	61,666	61	18,439	-	18,500
Net loss	-	-	-	(19,394)	(19,394)
Balance - December 31, 2012	37,502,388	37,502	656,430	(709,449)	(15,517)
Common shares sold at $0.30 per share (Unaudited)	1,024,834	1,025	306,425	-	307,450
Net loss (Unaudited)	-	-	-	(190,888)	(190,888)
Balance - September 30, 2013 (Unaudited)	38,527,222	$38,527	$962,855	$(900,337)	$101,045

The accompanying notes are an integral part of these consolidated financial statements.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 1 – Nature of Operations and Going Concern

The accompanying unaudited financial statements of the Company for the nine month periods ended September 30, 2013 and 2012, and the period from March 11, 2010 (inception) through September 30, 2013 have been prepared using the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2012 here within. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for the year ended December 31, 2012 have been omitted.

Electric Motors And Vehicles Company (the “Company” or “EMAVC”) was formed under the laws of Delaware on March 11, 2010. The Company’s principal business is electric vehicle manufacturing and sales. The Company will design, assemble, and sell premium electric rugged sport adventure vehicles. EMAVC will deploy a unique approach to build and bring its vehicles to market. Rather than creating a new vehicle and building out a new distribution network, EMAVC will use the four-door Jeep Wrangler as the platform for its signature electric vehicle. The Company will then sell its vehicles directly through Jeep dealerships.

On June 28, 2010, the Company acquired OE Services, LLC, Consortium of Remanufacturing Excellence, LLC and Indiana Technology Associates, LLC, formed in the state of Indiana (herein referred to as “LLCs”), with the purpose to start a consortium of manufacturers and suppliers in the electric vehicles industry. See Note 6.

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “us” and “EMAVC” shall mean Electric Motors And Vehicles Company and subsidiaries. The financial information presented in these footnotes to the Company’s consolidated financial statements for the nine months ended September 30, 2013 and 2012 and for the period from March 11,2010 (inception) to September 30, 2013 are unaudited. The financial information presented in the footnotes to the Company’s consolidated financial statements is audited for the years ended December 31, 2012 and 2011 and for the period from March 11, 2010 (inception) to December 31, 2012.

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $190,888 (unaudited) for the nine months ended September 30, 2013 and $19,394 and $167,995 for the years ended December 31, 2012 and 2011, respectively, and has accumulated deficit during development stage of $900,337 (unaudited), $709,449 and $690,055 since March 11, 2010 (Inception) to September 30, 2013, and December 31, 2012 and 2011, respectively. The Company had working capital of $111,572 (unaudited) as of September 30, 2013 and working capital deficit of $15,517 and $14,623 as of December 31, 2012 and 2011, respectively. In addition, the Company has total shareholders’ equity of $101,045 (unaudited) at September 30, 2013, and total shareholders’ deficit of $15,517 and $14,623 as of December 31, 2012 and 2011, respectively. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s consolidated financial statements. The consolidated financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The consolidated financial statements of the Company conform to accounting principles generally accepted in the United States of America (U.S. GAAP).

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries OE Services, LLC, Consortium of Remanufacturing Excellence, LLC and Indiana Technology Associates, LLC. All intercompany balances and transactions are eliminated in consolidation.

Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Accounts receivable represent income earned from sale of products for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expect to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

Advances Receivable
The Company reviews its advances receivable for impairment whenever events or changes in circumstances indicate that the carrying amount of the receivable may not be recovered. If such receivables are considered to be impaired, the impairment loss recognized in operations is the amount by which the carrying value exceeds the fair value of the receivable.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

Development Stage Risk
The Company has earned minimal revenues from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Property and Equipment
Property and equipment consists of furniture and office equipment which is recorded at cost and is depreciated on a straight-line basis over its estimated useful life of three years. Depreciation expense for the nine months ended September 30, 2013 and for the years ended December 31, 2012 and 2011 was $0 (unaudited), $0 and $999, and from March 11, 2010 (Inception) to September 30, 2013 was $4,760 (unaudited), and from March 11, 2010 (Inception) to December 31, 2012 was $4,760. The Company recorded a write-down of $18,648 in property and equipment for the year ended December 31, 2011, to a book value of $0 as of December 31, 2011 due to assessed impairment of value.

Long-lived Assets
In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceeds the undiscounted cash flows.

Fair value of Financial Instruments and Fair Value Measurements
ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, advances receivable, accounts payable, accrued liabilities, and short term loans. Pursuant to ASC 820 and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. The Company had no financial assets or liabilities carried and measured on a non-recurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Revenue Recognition
The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured. The Company closely follows the provisions of ASC 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.

Earnings (Loss) Per Common Share
The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the nine months period ended September 30, 2013, and for the years ended December 31, 2012 and 2011, there were no potentially dilutive common shares outstanding during the period. Outstanding warrants to purchase 2,500,000 shares of common stock were excluded from this calculation for all periods presented as their effect would be anti-dilutive due to the reported net losses in each period.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Recent Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – NOTE PAYABLE

On May 23, 2013, the Company executed a promissory note (the “Note”) with a stockholder in the principal amount of approximately $53,000. The terms of the Note required the Company to make (a) a principal payment of $3,000 on or before June 6, 2013, and (b) fifteen (15) monthly payments of $3,790 each,  including principal and interest, beginning  February 2014 through April 2015, at which time the entire principal amount, plus any and all accrued interest shall be due and payable. As additional consideration and not as additional interest, the Company agreed to issue 100,000 shares of restricted common stock to the third party lender. The Company had not issued the 100,000 shares of its common stock as of September 30, 2013. In connection with the issuance of the Note, the Company recorded accrued stock payable and a debt discount in the amount of $30,000 which will be amortized to interest expense over the life of the Note. The stock was valued based upon the issuance price for stock issued by the Company at or around the same time as the Note. For the nine months ended September 30, 2013, the Company has recognized interest expense of $5,455 related to the amortization of debt discount related to this Note. The shares were included in the earnings per share calculation.

The Company recorded an interest expense of $6,768 and $0 for the nine months ended September 30, 2013 and 2012, respectively.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

NOTE 4 – ADVANCES RECEIVABLE

The Company has advanced funds to a third party in the amount of $9,145 (unaudited), $0 and $0 as of September 30, 2013 and December 31, 2012 and 2011, respectively. The advance is unsecured, due on demand and non-interest bearing.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Settlement of litigation

The Company entered into an agreement for public relations services (the “Agreement”) with a third party (“DLC”) in September 2010. The Company disputed the quality of the services rendered and failed to tender final payment under the Agreement. DLC initiated legal action against the Company in January 2012 for collection under the Agreement. The Company did not have the resources to contest the action, so a default judgment was entered against the Company in favor of DLC in July 2012 in the amount of $14,425. Thereafter, DLC sought to collect on the judgment, and the total amount claimed by DLC grew to over $25,000 as DLC was entitled to collect attorney’s fees under the Agreement.

In October 2013, the entire Agreement with DLC was negotiated and settled requiring the Company to pay DLC $3,000 in November 2013 and $1,000 per month for the next 12-month period. The Company will not contest DLC’s ownership of 80,000 shares of the Company’s stock.  A definitive written agreement is being prepared and will be executed shortly. The Company had previously recorded a liability and an expense of $15,000 as a result of this litigation in its consolidated financial statements as of December 31, 2010.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.  If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

NOTE 6 – DISSOLUTION OF SUBSIDIARIES

As discussed in Note 1, in June 2010, the Company acquired OE Services, LLC, Consortium of Remanufacturing Excellence, LLC and Indiana Technology Associates, LLC, registered in the state of Indiana (herein referred to as “LLCs”), with the purpose to start a consortium of manufacturers and suppliers for electric vehicles. The Company issued 202,000 shares of its common stock valued at $101,000 for the purchase of these three LLCs. The common shares were valued at $0.50 per share fair value based upon contemporaneous cash sales of shares by the Company on the date of authorization by the Board for their issuance. The Company subsequently revised its strategy and, as a result, in July 2013, the Company dissolved each of the three LLCs. The LLCs had no assets, no employees, no bank accounts and no money-making operations since their formation.

NOTE 7 - EQUITY TRANSACTIONS

The Company’s capitalization at September 30, 2013 was 100,000,000 authorized common shares with a par value of $0.001 per share.

Common stock
On March 11, 2010 and April 30, 2010, the Company issued 25,000,000 shares and 10,932,055 shares respectively, of its common stock to the founders of the Company at $0.001 par value. The Company recorded such issuances of shares for $25,000 and $10,932, respectively, as general and administrative expense. From April 2010 to December 2010, the Company sold 750,000 shares of its common stock to investors for cash in the amount of $375,000. In June 2010, the Company acquired three LLCs, as discussed in Note 6, and issued 202,000 shares of its common stock valued at $101,000. The shares were valued at $0.50 per share fair value based upon the contemporaneous cash sales of shares by the Company.

During the calendar year 2011, the Company sold 75,000 shares of its common stock at $0.20 per share, 461,667 shares of its common stock at $0.30 per share and 20,000 shares of its common stock at $0.50 per share, and received total cash consideration of $163,500. During the calendar year 2012, the Company sold 61,666 shares of its common stock at $0.30 per share and received cash in the amount of $18,500. During the nine months ended September 30, 2013, the Company sold 1,024,834 shares of its common stock at $0.30 per share and received cash in the amount of $307,450.

All the common shares were sold to accredited investors pursuant to separate Private Placements in reliance on an exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) thereof and Regulation D promulgated thereunder, based on (i) the lack of any general solicitation or advertising in connection with the sale of the common shares; (ii) the representation of each investor to the Company that it is an accredited investor (as that term is defined in Rule 501 of Regulation D);  (iii) that each investor was purchasing the common shares for its own account and without a view to distribute them; and, (iv) the Company’s issuance of the common shares as restricted securities.

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

Warrants
In April 2010, the Company granted three individuals warrants to purchase 2,500,000 shares of common stock at an exercise price of $0.25 per share as compensation in connection with the individuals raising capital for the Company. The warrants have a six year term and expire in April 2016.

As a result of all common stock issuances, the Company had 38,527,222 (unaudited), 37,502,388 and 37,440,722 shares of common stock issued and outstanding as of September 30, 2013, December 31, 2012 and 2011, respectively.

NOTE 8 - INCOME TAXES

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate of 34% and 7.5% state income tax rate for Indiana for the nine months ended September 30, 2013, and 8% state income tax rate for Indiana for the years ended December 31, 2012 and 2011, respectively, to the income taxes reflected in the Consolidated Statements of Operations:

	For the nine months ended September 30, 2013	For the year ended December 31,
	(Unaudited)	2012	2011
Tax expense at statutory rate - federal	(34.00%)	(34.00%)	(34.00%)
State tax expense, net of federal benefit	(4.95)%	(5.28)%	(5.28)%
Valuation allowance	38.95%	39.28%	39.28%
Tax expense at actual rate	-	-	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at September 30, 2013, December 31, 2012 and 2011 are as follows:

	For the nine months ended September 30, 2013	For the year ended December 31,
	(Unaudited)	2012	2011
Deferred tax assets and liabilities:
Net operating loss carry forward	$350,681	$278,671	$271,053
Valuation allowance	(350,681)	(278,671)	(271,053)
Net deferred tax asset	$-	$-	$-

Electric Motors And Vehicles Company and Subsidiaries
(A Development Stage Company)
Notes to Consolidated Financial Statements

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

At September 30, 2013, December 31, 2012 and 2011, the Company had net operating loss carry-forwards of approximately $350,681 (unaudited), $278,671 and $271,053 which begin to expire in 2031. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the nine months ended September 30, 2013 and for the years ended December 31, 2012 and 2011 was an increase of $72,010 (unaudited), $7,618 and $65,989, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of September 30, 2013, tax years 2012, 2011 and 2010 remain open for IRS audit. The Company has received no notice of audit from the Internal Revenue Service for any of the open tax years.

NOTE 9 - CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses related to this in any such accounts. The Company’s bank balances did not exceed FDIC insured amounts as of September 30, 2013 and December 31, 2012 and 2011.

NOTE 10 – SUBSEQUENT EVENTS

We have evaluated subsequent events and transactions that occurred through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements.

From October 1, 2013 to December 27, 2013, the Company sold 240,000 shares of its common stock to accredited investors pursuant to a Private Placement and received total cash consideration of $120,000.

On December 27, 2013 the Company entered into a merger transaction with EMAV Holdings, Inc.